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Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 2-81733, 33-3420, 33-31765, 33-64248, 33-35592, 33-61429, 33-32857 and
333-40363 of The Pep Boys - Manny, Moe & Jack and subsidiaries on Form S-8 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended January 30, 1999.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
April 26, 1999